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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE COMPANY:

                                       PLACE OF     PERCENT OF VOTING SECURITIES
       NAMES OF SUBSIDIARY          INCORPORATION        OWNED BY REGISTRANT
--------------------------------    --------------  ----------------------------
Beagen Street Corporation           Delaware                     100
Flagg Bros. of Puerto Rico, Inc.    Delaware                     100
GCO Properties, Inc.                Tennessee                    100
Genesco Brands, Inc.                Delaware                     100
Genesco Global, Inc.                Delaware                     100
Genesco Merger Company Inc.         Tennessee                    100
Genesco Netherlands BV              Netherlands                  100
Genesco Virgin Islands              Virgin Islands               100
Genesco World Apparel, Ltd.         Delaware                     100
Hat World Corporation               Delaware                     100
GCO Canada Inc.                     Canada                       100
Hat World, Inc.                     Minnesota                    100
Hatworld.com, Inc.                  South Dakota                 100